 Exhibit 10.1

CONFIDENTIAL DISCLOSURE AGREEMENT
This Confidential Disclosure Agreement ("Agreement") dated this 1st day of April, 2014, (the "Effective Date") is entered into by and between Sanofi Pasteur Biologics, LLC, a Delaware limited liability company having a principal place of business at 38 Sidney Street, Cambridge, Massachusetts 02139 and its Affiliates who agree to be bound by the terms hereof ("Sanofi Pasteur") and Mymetics Corporation, Delaware registered with address at Route de la Comiche 4, CH-1066 Epalinges, Switzerland ("Company").
1.             Background. Sanofi Pasteur and Company intend to engage in discussions regarding a potential business or research relationship between the parties. In the course of such discussions and negotiations, it is anticipated that either party may disclose or deliver to the other party certain of its trade secrets or confidential or proprietary information. As used in this Agreement, the party disclosing Confidential Information (as defined below) is referred to as the "Disclosing Party" and the party receiving such Confidential Information is referred to as the "Receiving Party." The parties have entered into this Agreement in order to assure the confidentiality of such trade secrets and confidential or proprietary information in accordance with the terms of this Agreement.
2.             Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean all scientific, technical, trade or business information of either party, whether disclosed orally or in writing, of a confidential or proprietary nature, including any portion of analyses, compilations, forecasts, studies or other documents prepared by the Disclosing Party which contains such information. By way of illustration, but not limitation, Confidential Information may include inventions, know-how, products, processes, methods, techniques, assays, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists and contacts at or knowledge of customers or prospective customers of Sanofi Pasteur or Company. Confidential Information disclosed in written or other tangible form shall be clearly marked "Confidential," and when disclosed in oral, visual or other forms shall be identified as Confidential Information at the time of disclosure and confirmed in writing as such within 30 days of disclosure. Notwithstanding the foregoing, in the event the Confidential Information is not reduced to writing within 30 days, the information shall be deemed confidential if it was identified as confidential at the time of disclosure or if the Receiving Party should reasonably have known such information was confidential at the time.
3.             Disclosure of Confidential Information. Except as expressly permitted in this Section, for a period of five (5) years from expiration of the Term (as defined in Section 7 below) or termination of this Agreement, the Receiving Party shall hold in confidence and shall not directly or indirectly disclose, communicate or in any way divulge to any person any Confidential Information, without the prior written consent of the Disclosing Party. The Receiving Party shall (i) use such Confidential Information only for the purposes set forth herein or carrying out any agreement relating to the Confidential Information that is entered into by the parties, (i) only disclose Confidential Information to those of its directors, officers, employees, agents and consultants, and directors, officers, employees, agents and consultants of its Affiliates who have a need to know such Confidential Information in the course of the performance of their duties and who are bound by a written agreement to protect the confidentiality of such Confidential Information, and (ii) protect the Disclosing Party's Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Party uses to protect its own Confidential Information. The Receiving Party shall not use or exploit such Confidential Information for its own benefit or the benefit of another without the prior written consent of the Disclosing Party. The Receiving Party shall not provide or grant access to the Confidential Information to any third party, except Sanofi Pasteur may disclose Confidential Information received by it under this Agreement to the U.S. Government for regulatory or evaluation purposes in accordance with Section 4(e) hereof. As used herein, "Affiliates" shall mean any corporation or other entity which controls, is controlled by or is under common control with a party hereto.

4.
Limitation on Obligations. The obligations of the Receiving Party specified in Section 3 above shall not apply, and the Receiving Party shall have no further obligations, with respect to any Confidential Information to the extent the Receiving Party can demonstrate, by clear and convincing evidence, that such Confidential Information:
(a) was known or used by the Receiving Party prior to the date of disclosure to the Receiving Party, as evidenced by the prior written records of the Receiving Party; or
(b) either before or after the date of disclosure to the Receiving Party, is lawfully disclosed to the Receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information;
(c) either before or after the date of disclosure to the Receiving Party, becomes published or generally known to the public through no fault or omission on the part of the Receiving Party, but such inapplicability applies only after such information is published or becomes generally known;
(d) is independently developed by the Receiving Party without reliance on the Confidential Information of the Disclosing Party; or
(e) is required to be disclosed by the Receiving Party to comply with applicable laws or to comply with govemmental regulations; provided, the Receiving Party agrees to (i) promptly notify the Disclosing Party of the existence, terms and circumstances surrounding such a request prior to any disclosure occurring so that the Disclosing Party may, with the Receiving Party's full cooperation, seek an appropriate protective order and/or waive the Receiving Party's compliance with the provisions of this Agreement, and (i) if disclosure of such information is required, disclose only that portion of any requested information which the Receiving Party is absolutely required to disclose and cooperate with the Disclosing Party in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to information that is disclosed.
5.
Equitable Relief. The Receiving Party agrees that any breach of this Agreement may cause the Disclosing Party substantial and irreparable damages and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Disclosing Party shall have the right to seek specific performance and other injunctive and equitable relief.
6.
Ownership of Confidential Information. The Receiving Party agrees that the Disclosing Party (or any third party entrusting its own confidential information to the Disclosing Party) is and shall remain the exclusive owner of the Confidential Information disclosed to the Receiving Party and all patent, copyright, trademark, trade secret, and other intellectual property rights in such Confidential Information or arising therefrom. Except as expressly set forth in this Agreement, no option, license, or conveyance of such rights to the Receiving Party is granted or implied under this Agreement.
7.
Use of Confidential Information. Company acknowledges that Sanofi Pasteur has an interest in technologies related to therapeutic and prophylactic vaccines and that Sanofi Pasteur may have in its possession or may acquire in the future confidential information of its own or belonging to third parties relating to such technologies. Nothing herein shall be construed as prohibiting Sanofi Pasteur from using any such information of its own or from third parties for any purpose. Furthermore, nothing herein shall be construed as prohibiting Sanofi Pasteur from using Confidential Information received from Company for the purpose of comparing Company's technology to other technologies, provided that Sanofi Pasteur complies with the obligations of non-disclosure contained herein.
8.
Term and Termination. Unless earlier terminated as set forth below, this Agreement commences on the Effective Date and shall continue for a period of five years (the 'Term"). This Agreement may be terminated by either party upon 60 days notice to the other party provided however, the obligation to maintain the confidentiality of the Confidential Information as set forth in Section 3 shall survive any such termination.
9.
Return of Documents. The Receiving Party shall upon the request of the Disclosing Party, return to the Disclosing Party or destroy and certify to Disclosing Party in writing the destruction of all drawings, documents and other tangible manifestations of Confidential Information received by the Receiving Party pursuant to this Agreement (and all copies and reproductions thereof) and shall not retain any copies, extracts, analyses, or other reproductions, in whole or in part, of such written material, except one copy may be retained by the Receiving Party's legal counsel for archival purposes only.
10.           Securities Regulations. Each party is aware, and will advise its employees, Affiliates and representatives who receive Confidential Information, of the restrictions imposed by the United States or other applicable securities laws on the purchase and sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.
4.           Notices. Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if sent by hand; recognized national overnight courier; confirmed e-mail transmission; or mailed by certified mail, postage prepaid, return receipt requested, addressed to such other party at its respective address as follows:
If to Company:
If to Sanofi Pasteur:
Mymetics Corporation Route de la Comiche 4 CI-I-1066 Epalinges, Switzerland Attn: Ronald Kempers Phone: + 41 21 653 4884 E-mail: ronald.kempers@mymetics.com	Sanofi Pasteur Biologics, LLC 38 Sidney Street Cambridge, MA 02139 Attn: Legal Affairs Phone: (617) 761-4200

5.           Miscellaneous.
(f) Upon written notice to the other party, this Agreement may be assigned by either party to any of its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction. Any other assignment by either party shall require the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Any purported assignment or attempt to assign, or any delegation or attempt to delegate, in violation of this subsection (a) shall be void and without effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(g) Sanofi Pasteur and Company shall at all times act as independent parties and nothing contained in this Agreement shall be construed or implied to create an agency or partnership. Neither party shall have the authority to contract or incur expenses on behalf of the other.
(h) If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, that provision shall be stricken and the remainder of this Agreement shall continue in full force and effect; provided, however, that the parties shall renegotiate an acceptable replacement provision so as to accomplish, as nearly as possible, the original intent of the parties.
(i) Any disputes or claims arising under this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to any choice of law principles that would dictate the application of the laws of another jurisdiction.
(j) This Agreement represents the entire agreement of the parties and expressly supersedes all previous written and oral communications between the parties. No amendment, alteration, or modification of this Agreement shall be valid unless executed in writing by authorized signatories of both parties. The failure of any party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that or any other provision or right.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate counterpart original by their duly authorized representatives to be effective as of the Effective Date.